Exhibit 5.1

Ampa Tower	info@goldfarb.com
98 Yigal Alon Street	www.goldfarb.com
Tel Aviv 6789141, Israel
Tel +972 (3) 608-9999
Fax +972 (3) 608-9909

February 29, 2016

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203

Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), to be filed by ReWalk Robotics Ltd., an Israeli company (the “Company”), on or about the date hereof with the United States Securities and Exchange Commission, as thereafter amended or supplemented, relating to (i) the sale, from time to time, by the Company of up to $100,000,000 aggregate amount of:

a.	ordinary shares, par value NIS 0.01 per share, of the Company (the “Primary Shares”);
b.	warrants to purchase Primary Shares (the “Warrants”); and
c.	debt securities of the Company (the “Debt Securities” and, together with the Primary Shares and the Warrants, the “Primary Securities”);

and (ii) the resale, from time to time, of up to 4,388,143 ordinary shares, par value NIS 0.01 per share, of the Company held by certain selling shareholders to be named in a supplement to the prospectus that forms part of the Registration Statement (the “Secondary Shares”), which Secondary Shares were issued to the selling shareholders as described in the Registration Statement.

According to the Registration Statement, (x) the Warrants may be issued independently or together with any other securities; may be attached to, or separate from, such securities; and may be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”), and (y) the Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount, may be issued together with other securities or separately, and may be issued under an indenture to be entered into between the Company and the trustee identified in the applicable prospectus supplement (the “Indenture” and the “Trustee,” respectively).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the Warrants will have been duly authorized, executed and delivered by the Company, and the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (2) at the time of execution, issuance and delivery of any Debt Securities, the Debt Securities will have been duly authorized, executed and delivered by the Company, the related Indenture will have been duly authorized, executed and delivered by the Company and the Trustee, and the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (3) at the time of the issuance and sale of any of the Primary Securities, the number and terms of the Primary Securities, and their issuance and sale, will have been established so as not to violate any applicable law or the Company’s Articles of Association as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (4) at or prior to the time of the delivery of any Primary Security, the consideration for such Primary Security will have been received by the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	The Company is a company duly incorporated and validly existing under the laws of the State of Israel.

2.	With respect to the Primary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the Warrants pursuant to which such Primary Shares will be issued, if applicable, such Primary Shares will be legally issued, fully paid and non-assessable.

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants and the underlying Primary Shares, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, if any, such Warrants will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities and the related Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations and constraints of any applicable bankruptcy, insolvency, composition, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect of general application relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.	The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

You have informed us that you intend to issue the Primary Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion. We understand that prior to issuing any Primary Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Primary Securities are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as part of the Registration Statement and the references to this firm in the sections of the Registration Statement entitled “Legal Matters” and “Enforceability of Civil Liabilities.”  This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Seligman & Co.

Goldfarb Seligman & Co.

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